               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                                  EXHIBIT 11
                                --------------

                          Primary Earnings per Share


                                                      THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                            JUNE 30,                          JUNE 30,
                                                     1996             1995             1996             1995
                                                 ------------     ------------     ------------     ------------

Weighted average number of common
 shares outstanding                                11,428,130       11,295,518       11,409,066       11,295,118

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the average fair value
 during the period                                    315,867          116,098          279,563          120,752

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the average fair
 value during the period                                3,509              687            3,044              671
                                                 ------------     ------------     ------------     ------------

Number of shares for computation of primary
 net income per share                              11,747,506       11,412,303       11,691,673       11,416,541
                                                 ============     ============     ============     ============

Net income                                       $  5,167,849     $  3,892,620     $  8,430,353     $  6,302,037
                                                 ============     ============     ============     ============

Primary net income per share                     $       0.44     $       0.34     $       0.72     $       0.55
                                                 ============     ============     ============     ============

               SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (UNAUDITED)

                            EXHIBIT 11 (continued)
                          --------------------------

                       Fully Diluted Earnings per Share


                                                      THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                            JUNE 30,                          JUNE 30,
                                                     1996             1995             1996             1995
                                                 ------------     ------------     ------------     ------------

Weighted average number of common
 shares outstanding                                11,428,130       11,295,518       11,409,066       11,295,118

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the end of period fair value          362,332          156,097          370,836          153,630

Shares issuable pursuant to the independent
 director stock option plan, less shares
 assumed repurchased at the end of period
 fair value                                             4,000            1,405            4,000              937
                                                 ------------     ------------     ------------     ------------


Number of shares for computation of fully
 diluted net income per share                      11,794,462       11,453,020       11,783,902       11,449,685
                                                 ============     ============     ============     ============

Net income                                       $  5,167,849     $  3,892,620     $  8,430,353     $  6,302,037
                                                 ============     ============     ============     ============

Fully diluted net income per share               $       0.44     $       0.34     $       0.72     $       0.55
                                                 ============     ============     ============     ============